EXHIBIT 10.2

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is entered into by and between Ferris Holding, Inc. a Nevada corporation ("Licensor"), and BioAdaptives, Inc., a Delaware corporation ("Licensee").

SECTION 1: SCOPE OF THIS AGREEMENT

1.1 This licensing agreement allows Licensee the non-exclusive use of Licensor's trade secrets regarding its proprietary products, including its stem cell enhancing product.

1.2 This License Agreement is a contract for use of Licensor's proprietary processes and trade secrets and shall not be construed as a lease. Licensee expressly waives all rights and defenses based on any and all theories, assertions, or position that this Agreement or any part thereof is a lease.

SECTION 2: TERMS OF PAYMENT

2.1 The initial term of this Agreement shall be for six (6) months commencing upon signing of the agreement, ("Commencement Date"), and ending at midnight on the date that is six months following the Commencement Date ("Termination Date"). In consideration for receiving this agreement, Licensee agrees to pay Licensor a royalty of 5% of the gross revenue for the products produced and sold by Licensee pursuant to the rights granted under this Agreement. Licensor and Licensee may mutually consent to renew this Agreement with the same terms and conditions.

2.2 Licensee agrees that it will maintain the confidentiality of all aspects of Licensor's trade secrets, proprietary process, materials, software, curriculum and course materials, etc. during the terms of this agreement and perpetually after the termination of this agreement.

2.3 Licensee shall provide Licensor with a monthly accounting of all gross revenue, gross revenue is defined as gross sold price minus shipping, handling, and taxes. The monthly accounting and any payments are due on the fifteenth of the following months. Licensor has the right to audit Licensee's accounting records upon three (3) days written notice.

SECTION 3: TERMINATION OF LICENSE

3.1 The parties may terminate this Agreement (i) by mutual agreement; or (ii) in the event that the other party breaches any material provision of this Agreement and/or Licensor’s policies and procedures and such breach continues for a period exceeding twenty (20) calendar days following the receipt by the defaulting party of a written notice of such breach; or (iii) by Licensor upon 30 days’ written notice to Licensee; or (iv) in the event that the other party becomes insolvent, is adjudicated bankrupt, voluntary or involuntary files a petition of bankruptcy, makes an assignment for benefit of creditors, seeks any other similar relief under any bankruptcy law accordance with the terms of this Agreement, and such judgment, assignment or incapacity is not revoked with sixty (60) calendar days.

3.2 Licensee shall be liable to Licensor for all royalties up to the Termination Date of this Agreement. If any payment is not received by twenty (20) days from the due date Licensor shall notify Licensee of breach and Licensee shall have five (5) days from the date of notification to cure or the agreement may be cancelled or remain in force at the sole discretion of the Licensor.

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SECTION 4: PRODUCT DEVELOPMENT AND PROMOTIONS

4.1 Licensee and Licensor agree to work together regarding announcement of this agreement in press releases, which will include the fact that Licensor has signed a new six month agreement with the Licensee.

4.2 Licensee shall provide Licensor with any advertising copy or materials for content for review and approval prior to such being used/produced/released. Approval of same shall not be unreasonably withheld and decision approving or denying shall be made within forty-eight hours of such copy, materials and/or documents. In the event that approval is not granted and Licensee uses/produces/releases publicly any such advertising and/or promotional materials, Licensor reserves the right to enjoin such publication and/or seek arbitration for damages Licensor's reputation.

SECTION 5: DISCLOSURE OF TRADE SECRETS

5.1 Both parties agree not to disclose to any Prohibited Persons any Trade Secrets, directly or indirectly, and whether for compensation or no compensation, without the express written consent of the other party. Any such written consent shall be strictly construed in its scope and interpretation against disclosure of Trade Secrets, shall be strictly construed in its scope to maximize the definition of Prohibited Persons, and shall be strictly construed in its scope to limit the amount of information which constitutes Trade Secrets.

SECTION 6: DAMAGES AND REMEDIES FOR DISCLOSURE

6.1 Both parties acknowledge that a violation of the terms of this Agreement will cause damage and harm to the other party, including but not limited to loss of competitive advantage, loss of revenue, increase in costs, and other harm not yet ascertainable to Owner and to Consultant. Both parties acknowledge that any such damages set forth above will be difficult if not impossible to calculate in monetary terms, and will be irreparable to either party. Both parties agree that in the event of a breach of this Agreement, either party will not oppose a request for equitable relief, including any affirmative temporary restraining order, with or without notice; any preliminary injunction; and/or a permanent order to enjoin any further violations of this Agreement, in addition to any prayer for monetary relief for damages suffered by the other party.

6.2 Both parties agree that upon written notice from the other party declaring a breach of this Agreement, that the other party shall immediately cease all further activities, which are, or are claimed by the other party to be, a breach of this Agreement.

6.3 Both parties agree that should there be any dispute or difference arising out of or in connection with this contract shall be determined by the appointment of a single arbitrator to be agreed between the parties, or failing agreement within fourteen days, after either party has given to the other a written request to concur in the appointment of an arbitrator, by an arbitrator to be appointed by the President or a Vice President of the American Arbitration Association. Both parties agree that arbitration shall be the sole recourse for non-injunctive claims.

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SECTION 7: REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

7.1 Licensor represents, warrants, and covenants that Licensor is in compliance with all laws applicable to its Product(s), trade names, trademarks, logos, labels or other intellectual property within the United States.

SECTION 8: REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

8.1 Licensee represents, warrants, and covenants that Licensee has the authority and right to enter into this agreement and does so willingly.

SECTION 9: INDEMNIFICATION

9.1 Licensor's Indemnification. Licensor agrees to indemnify, defend and hold harmless Licensee, its affiliates, employees, directors, agents, representatives, successors and assigns from and against any losses, liabilities, costs, damages, claims, fines, penalties and expenses including, without limitations, costs of defense or settlement and reasonable attorney's, consultant's, and expert's fees that arise out of or result from any breach of representation or warranty by Licensor to perform its obligations under this Agreement.

9.2 Licensee's Indemnification. Licensee agrees to indemnify, defend and hold harmless the Licensor, its affiliates, employees, directors, agents, representatives, successors and assigns from and against any losses, liabilities, costs, damages, claims, fines, penalties and expenses including, without limitations, costs of defense or settlement and reasonable attorney's, consultant's, and expert's fees that arise out of or result from any breach of representation or warranty by Licensee to perform its obligations under this Agreement.

SECTION 10: ASSIGNABILITY OF AGREEMENT

10.1 Licensor shall have the right to assign this Agreement at its sole discretion.

10.2 Licensee shall not assign this Agreement without the prior written consent of Licensor, which will not be unreasonably withheld. Any attempt to assign this Agreement without the prior written consent of Licensor shall, at the sole option of Licensor, result in the immediate termination of this Agreement. No partial assignment shall be permitted.

SECTION 11: ATTORNEY'S FEES

11.1 If any legal action or proceeding, including any arbitration of disputes, arising out of, or relating to, this Agreement is brought by either party, the prevailing party as determined by the Court or Arbitrator, shall be entitled to receive from the non-prevailing party, in addition to any other relief that may be granted, reasonable attorney's fees, costs and expenses incurred in the action or proceeding by the prevailing party.

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SECTION 12: NOTICES

12.1 All notices, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery or mailing, if delivered or mailed, first-class postage prepaid, that is certified or registered mail, return receipt requested, to the following addresses, unless contrary instructions are given by the parties in writing:

Licensor:

Ferris Holding

2251 N Rampart Blvd #182

Las Vegas, NV 89128

Fax ___________

ATTN: Barry Epling

With a copy to:

______________________

______________________

_______________________

Licensee:

BioAdaptives, Inc.

7251 West Lake Mead Blvd Suite 300

Las Vegas, NV 89128

Fax

ATTN: Gerald Epling

With a copy (which shall not constitute notice) to:

Durham Jones & Pinegar, P.C.

111 East Broadway, Suite 900

Salt Lake City, UT 84111

Fax: 801-415-3500

ATTN: Park Lloyd

SECTION 13: MISCELLANEOUS

13.1 Governing Law. This Agreement and the rights and obligations of the Parties shall be governed by the laws of the state of Nevada. All parties consent that venue for filing of any lawsuits brought hereunder shall be in Clark County, in the state of Nevada.

13.2 Place of Performance. Performance under this Agreement shall be deemed to be Clark County, in the state of Nevada.

13.3 If any legal action or proceeding, including any arbitration of disputes, arising out of, or relating to, this Agreement is brought by either party, the prevailing party as determined by the Court or Arbitrator, shall be entitled to receive from the non-prevailing party, in addition to any other relief that may be granted, reasonable attorney's fees, costs and expenses incurred in the action or proceeding by the prevailing party.

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13.4 Severability. In the event any part of this Agreement is held to be void, voidable, or unenforceable for any reason whatsoever, the remainder of this Agreement not held void, voidable, or unenforceable by the court shall remain in full force and effect.

13.5 Counterparts. This Agreement may be executed in counterparts. If executed in counterparts, each shall be deemed an original and all, taken together, shall constitute one and the same instrument.

13 .6 Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes all existing negotiations, representations, or agreements oral or written.

13 .7 Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all Parties hereto.

13 .8 Non-Waiver. Failure by either party to insist upon strict performance of any of the terms and conditions hereof, or delay to exercise any rights or remedies provided herein shall not release the other party from any of the obligations of this Agreement and shall not be deemed a waiver of any rights of such other party to insist upon strict performance thereof.

13.9 The headings of the Sections in this Agreement are for convenience only and shall not be deemed to affect, qualify, simplify, add to or subtract from the contents of the clauses which they reference.

The parties have executed this Agreement as of this 21st day of October, 2013.

Each of the signatories below swears and affirms that he is authorized to bind the above indicated entity to the terms and conditions of this Agreement.

LICENSOR		LICENSEE
Ferris Holding Inc.		BioAdaptives, Inc.

By:	Barry Epling	By:	Gerald A. Epling
	CEO		President

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